                                                                 Exhibit 99.d.2


                       FORM OF SECOND AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT
                                  by and among
                             MCG CAPITAL CORPORATION
                                       and
                              CERTAIN STOCKHOLDERS

                        Dated as of _______________, 2001

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

1.   CERTAIN DEFINITIONS                                                     2

2.   REGISTRATION RIGHTS                                                     5

     2.1.  Demand Registrations                                              5
     2.2.  Piggyback Registrations                                           8
     2.3.  Allocation of Securities Included in Registration Statement       9
     2.4.  Registration Procedures                                          11
     2.5.  Registration Expenses                                            17
     2.6.  Certain Limitations on Registration Rights                       18
     2.7.  Limitations on Sale or Distribution of Other Securities          18
     2.8.  No Required Sale                                                 20
     2.9.  Indemnification                                                  20

3.         UNDERWRITTEN OFFERINGS                                           24

     3.1.  Requested Underwritten Offerings                                 24
     3.2.  Piggyback Underwritten Offerings                                 24
     3.3.  Investment Banking Services                                      25

4.         GENERAL                                                          25

     4.1.  Adjustments Affecting Registrable Securities                     25
     4.2.  Rule 144                                                         26
     4.3.  Nominees for Beneficial Owners                                   26
     4.4.  Miscellaneous                                                    31
     4.5.  Amendment                                                        31
     4.6.  Additional Rights                                                31
     4.7.  Compliance with Applicable Law                                   31
     4.8.  Rescission of Agreement; Restoration                             31

                       FORM OF SECOND AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

         This SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is entered into and made effective as of ________________, 2001, by and among MCG CAPITAL CORPORATION, a Delaware corporation (the "Company")
                                                                   -------
(formerly known as named MCG Credit Corporation), each of the Persons listed on the signature pages hereto under the heading "GOLDMAN STOCKHOLDERS" (the "Goldman Stockholders"), each of the Persons listed on the signature pages
---------------------
hereto under the heading "SOROS STOCKHOLDERS" (the "Soros Stockholders"), each
                                                    ------------------
of the Persons listed on the signature pages hereto under the heading "VESTAR STOCKHOLDERS" (the "Vestar Stockholders"), each of the Persons listed on the
                    -------------------
signature pages attached hereto under the heading "Management Stockholders",
                                                   -----------------------
including those listed under the subheading "ADDITIONAL MANAGEMENT STOCKHOLDERS" (the "Management Stockholders"), and each of the Persons listed on the signature pages attached hereto under the heading "ADDITIONAL INVESTORS" (the "Additional
                                                                     ----------
Stockholders" and collectively with the Goldman Stockholders, the Soros
------------
Stockholders, the Vestar Stockholders and the Management Stockholders, the "Stockholders").
-------------

         WHEREAS, the Company and certain of its stockholders entered into a Registration Rights Agreement, dated as of June 24, 1998 (the "Original
                                                               --------
Registration Rights Agreement");
-----------------------------

         WHEREAS, in connection with the Stock Purchase Agreement (the "Stock
                                                                        -----
Purchase Agreement") dated as of June 22, 2000, pursuant to which, among other
------------------
things, the Soros Stockholders and the Vestar Stockholders purchased shares of the Company's Class E Common Stock, par value $.01 per share, the parties to the Original Registration Rights Agreement and the Soros Stockholders and Vestar Stockholders entered into an Amended and Restated Registration Rights Agreement (the "First Amended and Restated Registration Rights Agreement"), dated as of
      --------------------------------------------------------
July 11, 2000, which amended and restated the Original Registration Rights Agreement in its entirety; and

         WHEREAS, in contemplation of the Company's proposed initial public offering of its common stock (heretofore named Class C Common Stock), par value $0.01 per share (the "Common Stock"), the parties to the First Amended and Restated Registration Rights Agreement have agreed to amend and restate the First Amended and Restated Registration Rights Agreement in its entirety as set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

         The parties hereto agree as follows:

          1. Certain Definitions. As used in this Agreement, the following terms
             -------------------
shall have the meanings ascribed to them below:

         "Affiliate" means with respect to any Person, any other Person that,
          ---------
directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. Any Relative of an individual shall be deemed to be an Affiliate of such individual for purposes hereof. Without limiting the foregoing, any pooled investment vehicle organized by Goldman, Vestar Capital Partners IV, L.P., or Soros Private Equity Partners LLC or any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with each of them (each a "Fund") or an Affiliate of a Fund or the investments of which are directed by a Fund or any Affiliate thereof or any partner, officer or employee of a Fund or any Affiliate thereof, and any investment fund organized by a Fund or any Affiliate thereof for the benefit of the current or former partners, officers or employees of a Fund or their dependents or any Affiliate thereof, shall be deemed an Affiliate of the Goldman Stockholders, the Vestar Stockholders or the Soros Stockholders, respectively, for purposes of this Agreement. Neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any Stockholder.

         "Applicable Law" means any federal, state, local or foreign law, rule,
          --------------
requirement, regulation, statute, ordinance, judgment, decree or bodies of law applicable to the Company or the Stockholders, including the Investment Company Act, the Securities Act or the securities laws of any state.

         "Certificate of Incorporation" means the Amended and Restated
          ----------------------------
Certificate of Incorporation of the Company, as the same may be amended and restated from time to time.

         "Class A Stock" means the Class A Common Stock, par value $.01 per
          -------------
share, of the Company.

         "Class B Stock" means the Class B Common Stock, par value $.01 per
         --------------
share, of the Company.

         "Class C Stock" means the Class C Common Stock, par value $.01 per
          -------------
share, of the Company, which shall be renamed Common Stock, par value $.01 per share in connection with the Initial Public Offering.

         "Class D Stock" means the Class D Common Stock, par value $.01 per
         --------------
share, of the Company.

         "Class E Stock" means the Class E Common Stock, par value $.01 per
         --------------
share, of the Company.

         "Common Stock" shall have the meaning set forth in the recitals to this
         -------------
Agreement.

         "Common Stock Equivalents" means any securities convertible into, or
         -------------------------
exercisable or exchangeable for, shares of Common Stock.

          "First Union" means First Union Corporation, a North Carolina
         -------------
corporation.

         "Goldman" means The Goldman Sachs Group, Inc.
          -------

         "Initial Public Offering" means the consummation of the first public
         ------------------------
offering of Common Stock pursuant to a registration statement (other than on Form S-8, a Form N-14 or a successor form) filed with, and declared effective by, the Securities and Exchange Commission.

         "Investment Company Act" means the Investment Company Act of 1940, as
         -----------------------
amended.

         "Long-Form" has the meaning given it in Section 2.1(a)(i).
         ----------
         "Major Stockholder" means with respect to any registration, the
         ------------------
Stockholder that, together with its Affiliates, includes the largest number of Registrable Securities in such registration.

         "Person" means any individual, corporation, limited liability company,
         -------
limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

         "Qualified IPO" means any issuance and sale of shares of Common Stock
          -------------
in an underwritten public offering registered under the Securities Act based on an implied total equity value of the Company without giving effect to such issuance of shares in such offering of not less than $15.00 per share of Common Stock (as adjusted to reflect any stock split, combination, recapitalization or other reorganization) assuming all outstanding shares of Common Stock had been converted into Common Stock and all outstanding securities convertible into, exercisable for, or exchangeable for Common Stock that have an exercise price less than or equal to $15.00 per share (as adjusted to reflect any stock split, combination, recapitalization or other reorganization) had been so converted into, exercised for, or exchanged for Common Stock.

         "Registrable Securities" means any (i) shares of Common Stock held as
          ----------------------
of the date hereof by any Stockholder, (ii) shares of Class A Common Stock issued pursuant to the exercise of Warrants issued to First Union prior to the date hereof or any shares of Common Stock issued in exchange for such Warrants or Class A Common Stock, (iii) shares of Class A Common Stock and/or Class E Common Stock issued pursuant to the exercise of options issued to employees, consultants or directors of the Company prior to a Qualified IPO or any shares of Common Stock issued in exchange for such options, iv) any shares of Common Stock issued upon a conversion or exchange of shares of Common Stock referenced in clauses (i), (ii) or (iii) above or (v) any shares of Common Stock issued or issuable, directly or indirectly, with respect to the Common Stock referenced in clauses (i), (ii), (iii) and (iv) above by way of stock dividend, stock split or combination of shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (B) such securities may be sold (other than in a privately negotiated sale) pursuant to Rule 144 (or any successor provision) under the Securities Act and in compliance with the requirements of paragraphs (f) and (g) of Rule 144 (notwithstanding the provisions of paragraph (k) of such Rule).

         "Relative" means with respect to each Stockholder, such Stockholder's
          --------
spouse, former spouse, child, parent, parent of spouse, sibling or grandchild.

         "S-3 Eligible Issuer" means an issuer that is qualified under the
          -------------------
Securities Act and the rules and regulations promulgated thereunder, including without limitation, the General Instructions to Form S-3, to offer securities on a Form S-3 registration statement (or other applicable equivalent short-form registration statement, if any) or its successor form.

         "SEC" means the Securities and Exchange Commission.
          ---

         "Securities Act" means the Securities Act of 1933, as amended.
          --------------

         "Short-Form" has the meaning given it in Section 2.1(a)(i).
          ----------

         "Stockholder" or "Stockholders" means any party which is entitled to
          -----------      ------------
the benefits of this Agreement and any party which shall hereafter acquire and hold Registrable Securities.

          2. Registration Rights.

               2.1. Demand Registrations.

                    (a) (i) Subject to Sections 2.1(b) and 2.3 below, at any time and from time to time after the consummation of an Initial Public Offering,
(A) the Goldman Stockholders, (B) the Vestar Stockholders and (C) the Soros Stockholders shall each have the right to require the Company to file either a Form S-1 or Form N-2 registration statement, as applicable, or any applicable equivalent long-form registration statement ("Long-Forms") or, if available, a
                                              ----------
Form S-3 or any applicable equivalent short-form registration statement ("Short-Forms") under the Securities Act covering all or any part of their
 ------------
respective Registrable Securities, by delivering a written request therefor to the Company specifying the number of Registrable Securities to be included in such registration by such Stockholder(s) and the intended method of distribution thereof. All such requests by any Stockholder pursuant to this Section 2.1(a)(i) are referred to herein as "Demand Registration Requests," and the registrations
                           ----------------------------
so requested are referred to herein as "Demand Registrations" (with respect to
                                        --------------------
any Demand Registration, the Stockholder(s) making such demand for registration being referred to as the "Initiating Stockholder(s)"). As promptly as
                          ----------------------
practicable, but no later than ten business days after receipt of a Demand Registration Request, the Company shall give written notice (the "Demand
                                                                  ------
Exercise Notice") of such Demand Registration Request to all Stockholders of
---------------
record of Registrable Securities.

                       (ii) The Company, subject to Sections 2.3 and 2.6, shall include in a Demand Registration (x) the Registrable Securities of the Initiating Stockholder(s) and (y) the Registrable Securities of any other Stockholder which shall have made a written request to the Company for inclusion in such registration (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Stockholder) within 30 days after the receipt of the Demand Exercise Notice (or within 15 days if, at the request of the Initiating Stockholder(s) or the Major Stockholder participating in such registration, the Company states in such written notice or gives telephonic notice to all Stockholders, with written confirmation to follow promptly thereafter, that such registration will be on a Form S-3).

                       (iii) The Company shall, as expeditiously as possible, use all commercially reasonable efforts to (x) effect such registration under the Securities Act (including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested and if the Company is then eligible to use such a registration) of the Registrable Securities which the Company has been so requested to register, for distribution in accordance with such intended method of distribution, and (y) if requested by the Initiating Stockholder(s) or the Major Stockholder participating in such registration, obtain acceleration of the effective date of the registration statement relating to such registration.

                    (b) The Demand Registration rights granted in Section 2.1(a) to the Stockholders are subject to the following limitations: (i) each registration in respect of a Demand Registration Request must include, in the aggregate (based on Registrable Securities included in such registration by all Stockholders participating in such registration) Registrable Securities having an aggregate market value of at least $30,000,000 in the case of a Long-Form and $15,000,000 in the case of a Short-Form (in each case based on the then-current market price); (ii) the Initiating Stockholder(s) must beneficially own Registrable Securities representing, in the aggregate, in excess of five percent (5%) of the amount of shares of Common Stock outstanding immediately prior to such registration; (iii) the Company shall not be required to cause a registration pursuant to Section 2.1(a)(i) to be declared effective within a period of 90 days after the date any registration statement of the Company is declared effective; (iv) if the Board of Directors of the Company, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other transaction involving the Company or any of its subsidiaries (a "Valid Business
                                                                 --------------
Reason"), (x) the Company may postpone filing a registration statement relating
------
to a Demand Registration Request until such Valid Business Reason no longer exists, but in no event for more than six months, and (y) in case a registration statement has been filed relating to a Demand Registration Request, if the Valid Business Reason has not resulted from actions taken by the Company, the Company may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement; and the Company shall give written notice of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof; (v) the offering of Registrable Securities requested to be registered pursuant to Section 2.1(a)(i) shall be pursuant to an underwritten offering unless the Company or any of its Stockholders has previously sold Registrable Securities pursuant to a registration statement under the Securities Act; and (vi) the Goldman Stockholders shall be entitled to request up to four Demand Registrations, up to two of which may be on a Long-Form, and the Vestar Stockholders and the Soros Stockholders shall each be entitled to request up to two Demand Registrations, up to one of which may be made by each stockholder group on a Long-Form, provided that, Demand Registrations shall be registered on a Short Form (or its successor or equivalent) whenever the Company is S-3 Eligible; provided, however, that if, as a result of the allocations made pursuant to Section 2.3, the Initiating Stockholder is not able to include at least 75% of the Registrable Securities it requested to be registered pursuant to a Demand Registration in the applicable Demand Exercise Notice, then such Stockholder may elect not to be deemed the Initiating Stockholder for such Demand

Registration and that Demand Registration shall not count towards the applicable limits in this clause (vi), provided, further, that in no event and notwithstanding any other provision in this Agreement, shall the Company be required or obligated to effect more than nine (9) Demand Registrations, up to four of which may be on a Long-Form.

         If the Company shall give any notice of postponement or withdrawal of any registration statement, the Company shall not, during the period of postponement or withdrawal, register any Common Stock, other than an offering by the Company for its own account or pursuant to a registration statement on Form S-4 or Form N-14, as applicable, or Form S-8. Each Stockholder of Registrable Securities agrees that, upon receipt of any notice from the Company that the Company has determined to withdraw any registration statement pursuant to clause
(iv) above, such Stockholder will discontinue its disposition of Registrable Securities pursuant to such registration statement and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Stockholder's possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. If the Company shall have withdrawn or prematurely terminated a registration statement filed under Section 2.1(a)(i) (whether pursuant to clause (iv) above or as a result of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court), the Company shall not be considered to have effected an effective registration for the purposes of this Agreement until the Company shall have filed a new registration statement covering the Registrable Securities covered by the withdrawn registration statement and such registration statement shall have been declared effective and shall not have been withdrawn. If the Company shall give any notice of withdrawal or postponement of a registration statement, the Company shall, at such time as the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event later than six months after the date of the postponement or withdrawal), use all commercially reasonable efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed registration statement in accordance with this Section 2.1 (unless the Initiating Stockholder shall have withdrawn such request, in which case the Company shall not be considered to have effected an effective registration for the purposes of this Agreement), and such registration shall not be withdrawn or postponed pursuant to clause (iv) above.

                    (c) The Company, subject to Sections 2.3 and 2.6, may elect to include in any registration statement and offering made pursuant to Section 2.1(a)(i), (i) authorized but unissued shares of Common Stock or shares of Common Stock held by the Company as treasury shares and (ii) any other shares of Common Stock which are requested to be included in such registration pursuant to the exercise of piggyback registration rights granted by the Company after the date hereof ("Additional Piggyback Rights"); provided, however, that such
              ---------------------------
inclusion shall be permitted only to the extent that it is pursuant to and subject to the terms of the underwriting agreement or arrangements, if any, entered into by the Major Stockholder; and, provided, further, that until such time as the Goldman Stockholders and their Affiliates collectively own 25% or less of the shares of the Company's outstanding Common Stock, the Company shall not include, without prejudice to and subject to its rights under this Agreement otherwise, any authorized shares of Common Stock (treasury or newly issued) in any registration statement that becomes effective under the Securities Act pursuant to Section 2.1(a)(i) if any of the Goldman Stockholders notifies the Company that it proposes to sell shares of Common Stock in such offering in accordance with Section 2.1.

                    (d) In connection with any Demand Registration, holders of a majority of the Registrable Securities requested to be included in such registration shall have the right to designate the lead managing underwriter for such registration, provided that such managing underwriter is reasonably satisfactory to the Company.

            2.2. Piggyback Registrations.
                 -----------------------

                    (a) If, at any time, the Company proposes or is required to register any of its equity securities under the Securities Act (other than pursuant to (i) registrations on such form or applicable equivalent form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger or consolidation, (ii) a Demand Registration under Section 2.1 or (iii) in connection with an Initial Public Offering) on a registration statement on Form N-2, S-1, Form S-2 or Form S-3 (or an equivalent general registration form then in effect), whether or not for its own account, the Company shall give prompt written notice of its intention to do so to each of the Stockholders of record of Registrable Securities. Upon the written request of any Stockholder, made within 20 days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Stockholder and the intended method of distribution thereof), the Company shall, subject to Sections 2.2(b), 2.3 and 2.6 hereof, use all commercially reasonable efforts to cause all such Registrable Securities, the Stockholders of which have so requested the registration thereof, to be registered under the Securities Act (with the securities which the Company at the time proposes to register) to permit the sale or other disposition by the Stockholders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered. There is no limitation on the number of such piggyback registrations pursuant to the preceding sentence which the Company is obligated to effect. No registration effected under this Section 2.2(a) shall relieve the Company of its obligations to effect Demand Registrations.

                    (b) If, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give written notice of such determination to all Stockholders of record of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Stockholders under Section 2.1, and
(ii) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities.

                    (c) Any Stockholder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, a Stockholder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

            2.3. Allocation of Securities Included in Registration Statement.
                 -----------------------------------------------------------

                    (a) If any requested registration pursuant to Section 2.1 involves an underwritten offering and the lead managing underwriter of such offering (or a co-managing underwriter of such offering, if Goldman or any of its Affiliates is the lead managing underwriter of such offering) (the "Manager") shall advise the Company that, in its view, the number of securities
--------
requested to be included in such registration by the Stockholders or any other persons (including those shares of Common Stock requested by the Company or by other stockholders exercising Additional Piggyback Rights with the Company's consent but excluding shares of Common Stock of any Management Stockholder who is prohibited from participating pursuant to Section 2.6(b) hereof) exceeds the largest number (the "Section 2.1 Sale Number") that can be sold in an orderly
                     -----------------------
manner in such offering within a price range acceptable to the Major Stockholder, or in the case of a Demand Registration, the Initiating Stockholder, the Company shall include in such registration:

                       (i) all Registrable Securities requested to be included in such registration by Stockholders of Registrable Securities (excluding shares of Common Stock of any Management Stockholder who is prohibited from participating pursuant to Section 2.6(b) hereof) and all other shares of Common Stock that holders of Additional Piggyback Rights propose to register ("Additional Registrable Securities"); provided, however, that, if the number of such Registrable Securities and Additional Registrable Securities exceeds the
Section 2.1 Sale Number, the number of such Registrable

Securities and Additional Registrable Securities (not to exceed the Section 2.1 Sale Number) to be included in such registration shall be allocated on a pro rata basis among all Stockholders requesting that Registrable Securities be included in such registration and all holders of Additional Registrable Securities requesting that Additional Registrable Securities be included in such registration, based on the number of Registrable Securities or Additional Registrable Securities, as the case may be, then owned by each such Stockholder or holder of Additional Registrable Securities requesting inclusion in relation to the number of Registrable Securities then owned by all Stockholders requesting inclusion plus the number of Additional Registrable Securities then owned by all holders of Additional Registrable Securities; and

                       (ii) to the extent that the number of Registrable Securities to be included by all Stockholders and holders of Additional Registrable Securities is less than the Section 2.1 Sale Number, shares of Common Stock that the Company proposes to register.

         If, as a result of the proration provisions of this Section 2.3(a), any Stockholder or holders of Additional Registrable Securities shall not be entitled to include all Registrable Securities or Additional Registrable Securities in a registration that such Stockholder or holder of Additional Registrable Securities has requested be included, such Stockholder or holder of Additional Registrable Securities, as the case may be, may elect to withdraw his request to include Registrable Securities or Additional Registrable Securities in such registration or may reduce the number requested to be included; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, a Stockholder or holder of Additional Registrable Securities shall no longer have any right to include Registrable Securities or Additional Registrable Securities in the registration as to which such withdrawal was made.

                    (b) If any registration pursuant to Section 2.2 involves an underwritten offering and the Manager shall advise the Company that, in its view, the number of securities requested to be included in such registration (excluding shares of Common Stock of any Management Stockholder who is prohibited from participating pursuant to Section 2.6(b) hereof) exceeds the number (the "Section 2.2 Sale Number") that can be sold in an orderly manner in
             -----------------------
such registration within a price range acceptable to the Company, the Company shall include in such registration:

                       (i) all Common Stock or Common Stock Equivalents that the Company proposes to register for its own account (the "Company Securities"); and
                                                       ------------------

                       (ii) to the extent that the number of Company Securities is less than the Section 2.2 Sale Number, all Registrable Securities requested to be included in such registration by Stockholders of Registrable Securities and holders of Additional Registrable Securities (excluding shares of Common Stock of any Management Stockholder who is prohibited from participating pursuant to Section 2.6(b) hereof); provided, however, that, if the number of such Registrable Securities and Additional Registrable Securities exceeds the
Section 2.2 Sale Number less the number of Company Securities, then the number of such Registrable Securities and Additional Registrable Securities (not to exceed the Section 2.2 Sale Number less the number of Company Securities) to be included in such registration shall be allocated on a pro rata basis among all Stockholders requesting that Registrable Securities be included in such registration and all holders of Additional Registrable Securities requesting that Additional Registrable Securities be included in such registration, based on the number of Registrable Securities or Additional Registrable Securities, as the case may be, then owned by each such Stockholder or holder of Additional Registrable Securities requesting inclusion in relation to the number of Registrable Securities then owned by all Stockholders requesting inclusion plus the number of Additional Registrable Securities then owned by all holders exercising Additional Registrable Securities.

            2.4. Registration Procedures. If and whenever the Company is
                 -----------------------
required by the provisions of this Agreement to use all commercially reasonable efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as possible:

                    (a) prepare and file with the SEC a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof, which form (i) shall be selected by the Company and (ii) shall, in the case of a shelf registration, be available for the sale of the Registrable Securities by the selling Stockholders thereof and such registration statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and the Company shall use all commercially reasonable efforts to cause such registration statement to become and remain effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or "blue sky" laws of any jurisdiction, the Company will furnish, if requested, to one counsel for the Stockholders participating in the planned offering (selected by the Major Stockholder) and the underwriters, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel, and the Company shall not file any registration statement or amendment thereto or any prospectus or supplement thereto to which the

Stockholders of a majority of the Registrable Securities covered by such registration statement or the underwriters, if any, shall reasonably object in writing;

                    (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period (which shall not be required to exceed 150 days in the case of a registration pursuant to Section 2.1 or 120 days in the case of a registration pursuant to Section 2.2) as any seller of Registrable Securities pursuant to such registration statement shall request and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

                    (c) furnish, without charge, to each seller of such Registrable Securities and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), and the prospectus included in such registration statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with all applicable law of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by each such seller of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

                    (d) use all commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions, except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                    (e) promptly notify each Stockholder selling Registrable Securities covered by such registration statement and each managing underwriter, if any,

(i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective;
(ii) of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the Company becomes aware which results in the registration statement, the prospectus related thereto or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and (vi) if at any time the representations and warranties contemplated by any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct in all material respects, and if the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

                    (f) comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 16 months thereafter), an earnings statement (which need not be audited) covering the period of at least twelve consecutive months beginning with the first day of the Company's first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                    (g) (i) use all commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) if no similar securities are then so listed, use all commercially reasonable efforts to either cause all such Registrable Securities to be listed on a national securities exchange or to secure designation of all such Registrable Securities as a Nasdaq National Market, Inc. ("Nasdaq") "national market system security" within the
                        ------
meaning of

Rule 11Aa2-1 of the Exchange Act or, failing that, secure Nasdaq authorization for such shares and, without limiting the generality of the foregoing, take all actions that may be required by the Company as the issuer of such Registrable Securities in order to facilitate the managing underwriter's arranging for the registration of at least two market makers as such with respect to such shares with the National Association of Securities Dealers, Inc. (the "NASD");
      ----

                    (h) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;


                    (i) enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the Stockholders of a majority of the Registrable Securities or the Major Stockholder participating in such offering shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, provided that the underwriting agreement, if any, shall be reasonably satisfactory in form and substance to the Company. The Stockholders of the Registrable Securities which are to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that the Company make to and for the benefit of such Stockholders the representations, warranties and covenants of the Company which are being made to and for the benefit of such underwriters and which are of the type customarily provided to institutional investors in secondary offerings; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Selling Stockholder for inclusion in the registration documents;

                    (j) use all commercially reasonable efforts to obtain an opinion from the Company's counsel and a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the underwriter, if any, any Initiating Stockholder in the case of a Demand Registration, or to the Major Stockholder participating in any other offering, and furnish to each Stockholder participating in the offering and to each underwriter, if any, a copy of such opinion and letter addressed to such Stockholder or underwriter;

                    (k) deliver promptly to counsel for the selling Stockholders participating in the offering and each underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement, other than those portions of any such correspondence or memoranda which contain information subject to attorney-client privilege with respect to the Company, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter, if any, participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                    (l) use all commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

                    (m) provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement;

                    (n) make reasonably available its employees and personnel and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company's businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any underwritten offering;

                    (o) promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement) provide copies of such document to counsel for the selling Stockholders of Registrable Securities and to each managing underwriter, if any, and make the Company's representatives reasonably available for discussion of such document and make such changes in such document concerning the selling Stockholders prior to the filing thereof as counsel for such selling Stockholders or underwriters may reasonably request;

                    (p) furnish to counsel for the selling Stockholders participating in the offering and the managing underwriter, without charge, at least one signed copy of the registration statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                    (q) cooperate with the selling Stockholders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the selling Stockholders of Registrable Securities at least three business days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof; and

                    (r) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.

          The Company may require as a condition precedent to the Company's obligations under this Section 2.4 that each seller of Registrable Securities as to which any registration is being effected furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request, provided that such information shall be used only in connection with such registration.

         Each Stockholder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of paragraph (e) of this Section 2.4, such Stockholder will discontinue such Stockholder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Stockholder's possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable period mentioned in paragraph (b) of this Section 2.4 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4.

         If any such registration statement or comparable statement under "blue sky" laws refers to any Stockholder by name or otherwise as the Stockholder of any securities of the Company, then such Stockholder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Stockholder and the Company, to the effect that the holding by such Stockholder of such securities is not to be construed as a recommendation by such Stockholder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Stockholder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Stockholder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to such Stockholder.

          2.5. Registration Expenses.
               ---------------------

                    (a) "Expenses" shall mean any and all reasonable fees and
                        --------
expenses incident to the Company's performance of or compliance with this
Article 2, including, without limitation, (i) SEC, stock exchange or NASD registration and filing fees and all listing fees and fees with respect to the inclusion of securities in Nasdaq, (ii) fees and expenses of compliance with state securities or "blue sky" laws and in connection with the preparation of a "blue sky" survey, including without limitation, reasonable fees and expenses of "blue sky" counsel, (iii) printing and copying expenses, (iv) messenger and delivery expenses, (v) fees and disbursements of counsel for the Company, (vi) with respect to each registration, the fees and disbursements of one counsel for the selling Stockholder(s) (selected by the Initiating Stockholder, in the case of any Demand Registration, or the Major Stockholder in any other case), (vii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letter) and fees and expenses of other persons, including special experts, retained by the Company, (viii) fees and expenses payable to a Qualified Independent Underwriter (as such term is defined in Rule 2720(b)(15) of the National Association of Securities Dealers, Inc.'s Conduct Rules), (ix) all expenses in connection with any road show, and
(x) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities (collectively, "Expenses").
                                                    --------

                    (b) The Company shall pay all Expenses with respect to any Demand Registration and any Registration effected under Section 2.2.

                    (c) Notwithstanding the foregoing, (i) the provisions of this Section 2.5 shall be deemed amended to the extent necessary to cause these expense provisions to comply with "blue sky" laws of each state in which the offering is made, (ii) in connection with any registration hereunder, each Stockholder of Registrable Securities being registered shall pay all underwriting discounts and commissions and any transfer taxes, if any, attributable to the sale of such Registrable Securities, pro rata with respect to payments of discounts and commissions in accordance with the number of shares sold in the offering by such Stockholder, and (iii) the Company shall, in the case of all registrations under this Article 2, be responsible for all its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

                  2.6. Certain Limitations on Registration Rights.
                       ------------------------------------------

                    (a) In the case of any registration under Section 2.1 pursuant to an underwritten offering, or in the case of a registration under
Section 2.2 if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such registration shall be subject to an underwriting agreement and no person may participate in such registration unless such person agrees to sell such person's securities on the basis provided therein and completes and executes all reasonable questionnaires, and other documents (including custody agreements and powers of attorney) which must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be necessary to register such Person's securities.

                    (b) Notwithstanding anything to the contrary in the Agreement, no Management Stockholder shall be entitled to include securities in any registration pursuant to Section 2.1 or Section 2.2 if the Company believes that such inclusion could result in a violation of Section 57 or any other provision of the Investment Company Act.

                  2.7. Limitations on Sale or Distribution of Other Securities.
                       -------------------------------------------------------

                    (a) To the extent requested in writing by the Company or the managing underwriter, if any, of any registration effected pursuant to Sections
2.1 or 2.2, or in connection with any Rule 144A offering or in connection with any subsequent exchange offer or conversion relating thereto or in connection with an Initial Public Offering, each Stockholder of Registrable Securities agrees not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, any Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company during the time period reasonably requested by the managing underwriter not to exceed 90 days (or 180 days with respect to the Initial Public Offering) beginning with the date of the closing of such Rule 144A offering, exchange offer, conversion or Initial Public Offering (such period, the "Stockholder Lockup") other than:

                       (i) sales of shares of Common Stock or other equity securities of the Company as part of such underwritten public offering;

                       (ii) sales of shares Common Stock or other equity securities of the Company purchased by the Stockholder in the secondary market following the Initial Public Offering;

                       (iii) sales of shares of Common Stock or other equity securities of the Company purchased by the Stockholder in connection with the

Company's dividend reinvestment plan;



                       (iv) sales of shares of Common Stock or other equity securities purchased from the underwriters in connection with the directed share program of any underwritten public offering;

                       (v) sales by a Management Stockholder of the number of shares of Common Stock necessary to derive sufficient proceeds to (A) repay in a timely fashion all amounts due under borrowings by such Management Stockholder from the Company and (B) make all tax payments associated with the lapsing of forfeiture restrictions on shares of restricted Common Stock held by such Management Stockholder and the sale of any shares pursuant to this clause (v);

                       (vi) the transfer of shares of Common Stock or other equity securities by any Stockholder to any Affiliate of such Stockholder; provided, however, that the Stockholder Lockups entered into in connection with the Initial Public Offering will not include this exception;


                       (vii) without limiting clause (vi) above, the transfer of shares of Common Stock or other equity securities by Heller Financial, Inc. to any successor entity pursuant to a merger or other acquisition of Heller Financial, Inc., including, without limitation, by General Electric Company, GE Capital Corporation or any of their Affiliates; or

                       (viii) other transfers customarily excluded from such transfer restrictions, including, without limitation, bona fide gifts by the Stockholder or other transfers by a Stockholder to a trust for the benefit of the Stockholder and/or his or her family members;

provided, however, that in the case of clauses (vi) and (vii) and, to the extent appropriate, clause (viii), transfers will be permitted only if the transferee executes an agreement stating that the shares of Common Stock or equity securities so transferred to the transferee will remain subject to the Stockholder Lockup. The Company hereby also agrees to use all commercially reasonable efforts to cause each Stockholder of any equity security or any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company at any time other than in a public offering so to agree.

                    (b) The Company hereby agrees that, if it shall previously have received a request for registration pursuant to Section 2.1 or 2.2, and if such previous registration shall not have been withdrawn or abandoned, the Company shall not, without the prior written consent of the Initiating Stockholders, sell, transfer, or otherwise dispose of, any Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering, a registration on Form S-4 or Form N-14, as applicable, or Form S-8 or any successor or applicable equivalent form which is then in effect or upon the conversion, exchange or exercise of any then outstanding Common Stock Equivalent), until a period of 90 days (or such shorter period of time as requested in writing by any managing underwriter of such registration pursuant to Section 2.1 or 2.2), shall have elapsed from the effective date of such previous registration; and the Company shall so provide in any registration rights agreement hereafter entered into with respect to any of its securities.

            2.8. No Required Sale. Nothing in this Agreement shall be deemed to
                 ----------------
create an independent obligation on the part of any Stockholder to sell any Registrable Securities pursuant to any effective registration statement.

            2.9. Indemnification.
                 ---------------

                    (a) In the event of any registration of any securities of the Company under the Securities Act pursuant to this Article 2, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Stockholder of Registrable Securities, its directors, officers, fiduciaries, employees and stockholders or general and limited partners (and the directors, officers, employees and stockholders thereof), each other Person who participates as an underwriter or a Qualified Independent Underwriter, if any, in the offering or sale of such securities, each officer, director, employee, stockholder or partner of such underwriter or Qualified Independent Underwriter, and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) (collectively, "Claims"), and
                                                              ------
expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the

Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus or amendment thereof or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller.

                    (b) Each Stockholder of Registrable Securities that are included in the securities as to which any registration under Section 2.1 or 2.2 is being effected (and, if the Company requires as a condition to including any Registrable Securities in any registration statement filed in accordance with
Section 2.1 or 2.2, any underwriter and Qualified Independent Underwriter, if any) shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.9) to the extent permitted by law the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their directors, officers, general and limited partners and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Stockholder specifically for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Stockholder shall be required to pay pursuant to this Section 2.9(b) and Sections 2.9(c) and (e) shall in no case be greater than the amount of the net proceeds received by such person upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such claim. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Stockholder.

                    (c) Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 2.9 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

                    (d) Any person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.9, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.9, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Article 2. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                    (e) If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Sections 2.9(a),
(b) or (c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.9(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.9(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 2.9(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.9(e) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 2.9(b) and (c).

                    (f) The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

                    (g) The indemnification and contribution required by this
Section 2.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                    (h) Notwithstanding the foregoing, so long as the Company is registered under the Investment Company Act or elects to be regulated as a business development company under the Investment Company Act, nothing contained in this Section 2.9 shall limit the liability of, or permit the indemnification of, any director or officer of the Corporation for actions or matters for which such limitation or indemnification would be prohibited by the Investment Company Act.

          3. Underwritten Offerings.
             ----------------------

          3.1 Requested Underwritten Offerings. If requested by the underwriters
              --------------------------------
for any underwritten offering by the Stockholders pursuant to a registration requested under Section 2.1, the Company shall enter into a customary underwriting agreement with the underwriters. Such underwriting agreement shall be satisfactory in form and substance to the Initiating Stockholder in the case of a Demand Registration or to the Major Stockholder if there is no Initiating Stockholder and shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities and contribution agreements. Any Stockholder participating in the offering shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Stockholder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Stockholder; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a selling Stockholder for inclusion in the registration statement. Such underwriting agreement shall also contain such representations and warranties by the participating Stockholders as are customary in agreements of that type.

          3.2. Piggyback Underwritten Offerings. In the case of a registration
               --------------------------------
pursuant to Section 2.2 hereof, if the Company shall have determined to enter into an underwriting agreement in connection therewith, all of the Stockholders' Registrable Securities to be included in such registration shall be subject to such underwriting agreement. Any Stockholder participating in such registration may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Stockholder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Stockholder. Such underwriting agreement shall also contain such representations and warranties by the participating Stockholders as are customary in agreements of that type.

                  3.3. Investment Banking Services. Unless and until the Goldman
                       ---------------------------
Stockholders dispose of more than 50% of the Common Stock beneficially owned by them on the date hereof (such percentage to be measured after taking into account any stock split, reclassification, combination, stock dividend or similar transaction), Goldman or any of its Affiliates shall have the right to perform all investment banking services (excluding any underwriting of securities, commercial banking services, any determination of fair market value pursuant to any employment, consulting or severance agreement and services relating to any asset securitization or other debt issuances) for the Company for which an investment banking firm is retained (including, without limitation, with respect to the sale of the Company), in each case, upon commercially reasonable terms that are mutually satisfactory to Goldman and the Company; provided, however, that the Company shall have the right, in its discretion, to engage one or more other firms to serve as additional providers of investment banking services performed by Goldman or any of its Affiliates for the Company, so long as Goldman or an Affiliate is designated as the lead provider of such services to the Company and such other engagement does not affect the compensation that Goldman or its Affiliate will receive for providing such services. If the Company and Goldman, after good faith discussions, cannot agree on the terms of any such engagement, the Company may hire such other investment banking firms as it desires.

         4. General.
            -------

          4.1. Adjustments Affecting Registrable Securities. The Company agrees
               --------------------------------------------
that it shall not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the Stockholder of any Registrable Securities to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration. The Company agrees that it will take all reasonable steps necessary to effect a subdivision of shares if in the reasonable judgment of (a) the Initiating Stockholder of a Demand Registration Request or (b) the managing underwriter for the offering in respect of such

Demand Registration Request, such subdivision would enhance the marketability of the Registrable Securities.

          4.2. Rule 144. If the Company shall have filed a registration
               --------
statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act in respect of the Common Stock or securities of the Company convertible into or exchangeable or exercisable for Common Stock, the Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act), and (ii) will take such further action as any Stockholder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Stockholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Stockholder of Registrable Securities, the Company will deliver to such Stockholder a written statement as to whether it has complied with such requirements.

          4.3. Nominees for Beneficial Owners. If Registrable Securities
               ------------------------------
are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the Stockholder of such Registrable Securities for purposes of any request or other action by any Stockholder or Stockholders of Registrable Securities pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any Stockholder or Stockholders of Registrable Securities contemplated by this Agreement), provided that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

          4.4. Miscellaneous.
               -------------

                    (a) No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

                    (b) Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and delivered (i) personally, (ii) by telecopy (provided that a copy of any notice delivered pursuant to this clause (ii) shall also be sent pursuant to clause
(iv) below), (iii) by a generally recognized overnight courier service which guarantees overnight delivery and provides written acknowledgment by the addressee of receipt, or (iv) by registered or certified mail (or by air mail if addressed to an address outside of the United States), postage prepaid, return receipt requested, if to the Company to:

                           MCG Capital Corporation
                           1100 Wilson Boulevard
                           Suite 800
                           Arlington, Virginia  22209
                           Fax:  (703) 247-7505
                           Attention:       Bryan J. Mitchell
                                            Steven F. Tunney
                                            Samuel G. Rubenstein


                  with a copy to:

                           Fried, Frank, Harris, Shriver & Jacobson
                           1001 Pennsylvania Avenue, N.W.
                           Suite 800
                           Washington, D.C.  20004-2505
                           Fax:  (202) 639-7003
                           Attention:       Richard A. Steinwurtzel
                                            Vasiliki B. Tsaganos

                  if to the Goldman Stockholders,

                           GS Capital Partners II, L.P.
                           85 Broad Street
                           New York, New York  10004
                           Fax:  (212) 357-5505
                           Attention:       Joseph H. Gleberman

                  with a copy to:

                           GS Capital Partners II, L.P.
                           85 Broad Street
                           New York, New York  10004
                           Fax:  (212) 357-5505
                           Attention:       Ben Adler
                  if to any Vestar Stockholder, to:

                  Vestar Capital Partners
                  245 Park Avenue
                  41st Floor
                  New York, NY  10167
                  Fax:  (212) 808-4922
                  Attention:        Todd N. Khoury
                                    Jack M. Feder

                  with a copy to:

                  Kirkland & Ellis
                  Citigroup Center
                  153 East 53rd Street
                  New York, NY  10022
                  Fax:  (212) 446-4900

                  Attention:        Michael Movsovich

                  if to any Soros Stockholder, to:

                  Soros Private Equity Partners LLC
                  888 7th Ave., 33rd Floor
                  New York, NY  10106
                  Fax:  (212) 315-1221
                  Attn:    Michael A. Pruzan
                           Michael C. Neus

                  if to a Stockholder,

                    at the address or facsimile number shown on the record books of the Company or at such other address for a party as shall be specified by like notice. Any notice which is delivered in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (evidenced, in the case of a telecopy, by the receipt of telephone confirmation thereof).

                    (c) The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. If any Person shall acquire Registrable Securities from any Stockholder, in any manner, whether by operation of law or otherwise, such transferee shall promptly notify the

Company and such Registrable Securities acquired from such Stockholder shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement. If the Company shall so request, any such successor or assign shall agree in writing to acquire and hold the Registrable Securities acquired from such Stockholder subject to all of the terms hereof. If any Stockholder shall acquire additional Registrable Securities, such Registrable Securities shall be subject to all of the terms, and entitled to all the benefits, of this Agreement.

                    (d) This Agreement (including the exhibits, any other schedules and other documents referred to herein) constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto, with respect to the subject matter hereof.

                    (e) THE VALIDITY, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT, UNLESS EXPRESSLY PROVIDED TO THE CONTRARY, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE FOR ANY ACTION, PROCEEDINGS OR INVESTIGATIONS IN ANY COURT OR BEFORE ANY GOVERNMENTAL AUTHORITY ("LITIGATION") ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO ITS RESPECTIVE ADDRESS SET FORTH IN THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY LITIGATION BROUGHT AGAINST IT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR RELATING TO THE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE COURTS OF THE STATE OF DELAWARE, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO A TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF GS CAPITAL PARTNERS II OFFSHORE, L.P., GOLDMAN, SACHS & CO. VERWALTUNGS GMBH AND QUANTUM INDUSTRIAL PARTNERS, LDC HAS APPOINTED AN AGENT FOR SERVICE OF PROCESS IN DELAWARE AND HAS PROVIDED THE COMPANY WITH DOCUMENTATION OF SUCH APPOINTMENT. EACH OF THE FOREGOING PARTIES

REPRESENTS AND WARRANTS THAT IT WILL NOT PERMIT SUCH APPOINTMENT TO LAPSE AT ANY TIME THAT IT OWNS ANY SECURITIES OF THE COMPANY.

                    (f) The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof. Terms stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine or the neuter gender shall include the masculine, the feminine and the neuter. References to any statute or any provision thereof shall be deemed to include a reference to any statute or provision that amends, extends, consolidates or replaces the same and shall include any orders, regulations, instruments, official government interpretations or other subordinate legislation made under the relevant statute.

                    (g) If any term or provision of this Agreement or any application thereof shall be declared or held invalid, illegal or unenforceable, in whole or in part, whether generally or in any particular jurisdiction, such provision shall be deemed amended to the extent, but only to the extent, necessary to cure such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions, both generally and in every other jurisdiction, shall not in any way be affected or impaired thereby.

                    (h) The parties hereto hereby acknowledge that each party hereto would suffer irreparable injury and would not have an adequate remedy at law for money damages if the provisions of this Agreement were not performed in accordance with their terms. Each party hereto agrees that the other parties hereto shall be entitled to specific enforcement of the terms of this Agreement in addition to any other remedy to which they are entitled, at law or in equity. Furthermore, if any action or proceeding shall be instituted to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives the claim or defense therein that there is an adequate remedy at law, and agrees not to argue in any such action or proceeding the claim or defense that such remedy at law exists.

                    (i) This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which together shall constitute one and the same instrument.

                    (j) At any time or from time to time the parties hereto agree to cooperate with each other, and at the request of another party, to execute and deliver or cause to be executed or delivered any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

          4.5. Amendment. This Agreement may be amended, modified,
               ---------
supplemented or waived only upon the written consent of the Company, the Goldman Stockholders holding a majority of all Common Stock held by the Goldman Stockholders, the Vestar Stockholders holding a majority of all Common Stock held by the Vestar Stockholders, the Soros Stockholders holding a majority of all Common Stock held by the Soros Stockholders and the Management Stockholders holding a majority of all Common Stock held by the Management Stockholders.

          4.6. Additional Rights. The parties hereto acknowledge that the
               ------------------
Company may from time to time grant holders of the Company's capital stock demand and piggyback registration rights that are in addition to those set forth herein.

          4.7. Compliance with Applicable Law. Notwithstanding anything to the
               ------------------------------
contrary in this Agreement, (i) no right granted by or derived from this Agreement may be exercised in a manner that would violate any Applicable Law and
(ii) the Company shall have no obligation to take any action or omit to take any action that would otherwise be required hereunder if such action or omission would violate any Applicable Law or result in any violation of any Applicable Law.

          4.8. Rescission of Agreement; Restoration. If the Initial Public
               ------------------------------------
Offering is not consummated on or prior to the earlier of (i) the 20th day following the effective date of the contemplated filing by the Company of a Form N-8A with the SEC pursuant to which the Company will register under the Investment Company Act as a closed-end investment company or (ii) December 31, 2001, then the parties hereto agree that (x) this Second Amended and Restated Registration Rights Agreement shall be automatically rescinded and shall be null and void and (y) the First Amended and Restated Registration Rights Agreement shall be automatically restored and shall be in full force and effect on the terms set forth therein. In such event, each of the parties to this Agreement agrees to execute any documents or instruments and take all other actions required to restore the parties' rights and preferences prior to the execution of this Second Amended and Restated Registration Rights Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                   MCG CAPITAL CORPORATION



                                   By:  ________________________________
                                        Name:
                                        Title:


                                   GOLDMAN STOCKHOLDERS

                                   GS CAPITAL PARTNERS II, L.P.

                                   By: GS Advisors, L.L.C., Its General Partner

                                   By: ________________________________
                                       Name:
                                       Title:

                                   GS CAPITAL PARTNERS II OFFSHORE, L.P.

                                   By: GS Advisors II L.L.C., Its General
                                       Partner

                                   By:  ________________________________
                                        Name:
                                        Title:


                                   GOLDMAN, SACHS & CO. VERWALTUNGS
                                   GmbH

                                   By:  ________________________________
                                        Name:
                                        Title:

                                   By:  ________________________________
                                        Name:
                                        Title:

                                   STONE STREET FUND 1998, L.P.

                                   By:  Stone Street 1998, L.L.C.,
                                        Its General Partner


                                   By:  ________________________________
                                        Name:
                                        Title:


                                   BRIDGE STREET FUND 1998, L.P.

                                   By:  Stone Street 1998, L.L.C.,
                                        Its General Partner

                                   By:  ________________________________
                                        Name:
                                        Title:

                                   SOROS STOCKHOLDERS

                                   QUANTUM INDUSTRIAL PARTNERS

                                   LDC

                                   By:  ________________________________
                                        Name:
                                        Title:


                                   SFM DOMESTIC INVESTMENTS LLC

                                   By:  ________________________________
                                        Name:
                                        Title:



                                   VESTAR STOCKHOLDERS

                                   VESTAR CAPITAL PARTNERS IV, L.P.

                                   By:  Vestar Associates IV, L.P.
                                        Its General Partner


                                   By:  Vestar Associates Corporation IV
                                        Its General Partner

                                   By:  ________________________________
                                        Name:
                                        Title:

                                   VESTAR /MCG LLC

                                   By:  Vestar Associates Corporation IV
                                        Its Managing Member

                                   By:  _____________________________
                                        Name:
                                        Title:


                                   MANAGEMENT STOCKHOLDERS

                                   -----------------------------------
                                   Bryan J. Mitchell

                                   -----------------------------------
                                   B. Hagen Saville

                                   -----------------------------------
                                   Steven F. Tunney

                                   OTHER MANAGEMENT STOCKHOLDERS

                                   Wallace B. Millner
                                   Robert Merrick
                                   Jon A. Slabaugh
                                   Vincent P. Griffin
                                   Joseph Bowden
                                   Andrew Jacobson
                                   Robert Merrick Custodian For
                                   Laurin K. Merrick
                                       ###-##-#### Under UGMA
                                   Robert Merrick Custodian John A. Merrick
                                       ###-##-#### Under UGMA
                                   Samuel G. Rubenstein
                                   Janet Perlowski

                              ADDITIONAL INVESTORS

                                      First Union Corporation
                                      Heller Financial, Inc.
                                      John E. Oxendine
                                      Larry J. Perrotto Revocable Trust
                                      Robert N. Snyder
                                      John S. Patton, Sr.
                                      John S. Patton, Jr.
                                      Jill P. Hunter
                                      John H. Satterwhite
                                      Mary Ann Satterwhite 85 Trust
                                      Jackson & Sons, LP
                                      United Communications Group
                                      James McGinty
                                      Rube Enterprises, L.P.